UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2006

Polaris Industries Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-11411	41-1790959
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2100 Highway 55, Medina, Minnesota		55340
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-542-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2006, Polaris Industries Inc. (the "Company") and its Austrian subsidiary entered into a share purchase agreement (the "Share Purchase Agreement") to sell approximately 1.38 million shares of KTM Power Sports AG ("KTM") to a subsidiary of KTM’s largest shareholder, Cross Industries AG ("Cross Industries") for a purchase price of approximately Euros 58.5 million. The terms of the Share Purchase Agreement call for the sale of KTM shares to be completed in two stages with approximately half of the shares to be sold on or before March 15, 2007 and the other half of the shares to be sold on or before June 15, 2007. The Company will retain ownership of approximately 0.34 million shares, representing slightly less than 5 percent of outstanding KTM shares.

Additionally, the Share Purchase Agreement terminates the Call Option Agreement dated July 18, 2005 by and between the Company’s Austrian subsidiary and Cross Industries (the "Call Option Agreement"), as described in more detail in Item 1.02 below.

The previously announced joint strategic project agreements between the Company and KTM are unaffected by the Share Purchase Agreement.

The foregoing description of the terms of the Share Purchase Agreement is qualified in its entirety by reference to the Share Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.gg.

Item 1.02 Termination of a Material Definitive Agreement.

The Company, through its Austrian subsidiary, and Cross Industries entered into the Call Option Agreement on July 18, 2005, which provided that, under certain conditions in 2007, either Cross Industries could purchase the Company’s interest in KTM or, alternatively, the Company could purchase Cross Industries’ majority interest in KTM. The Call Option Agreement has been terminated by the parties pursuant to the Share Purchase Agreement described in Item 1.01 above.

The foregoing description of the terms of the Call Option Agreement is qualified in its entirety by reference to the Call Option Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed July 19, 2005.

Item 7.01 Regulation FD Disclosure.

A copy of the news release issued by the Company on December 22, 2006 announcing entry into the Share Purchase Agreement and termination of the Call Option Agreement, as described in Items 1.01 and 1.02 above, is attached as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.gg Share Purchase Agreement dated December 22, 2006 by and between Polaris Industries Inc., Polaris Austria GmbH, Cross Industries AG and Eternit Holding GmbH.

99.1 News Release dated December 22, 2006

This information is furnished and not deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Forward-Looking Statements

This Current Report on Form 8-K contains various “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which represent Polaris’ expectations or beliefs concerning various future events, include the expectations for its KTM relationship, and are based on current expectations that involve a number of risks and uncertainties which could cause actual results to differ materially from those of such Forward-Looking Statements. Polaris undertakes no duty to update these Forward-Looking Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polaris Industries Inc.

December 22, 2006	By:	/s/Michael W. Malone

Name: Michael W. Malone
Title: Vice President--Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

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Exhibit Index

Exhibit No.	Description

10.gg	Share Purchase Agreement dated December 22, 2006 by and between Polaris Industries Inc., Polaris Austria GmbH, Cross Industries AG and Eternit Holding GmbH
99.1	News Release dated December 22, 2006